SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): January 20, 2006



                           SOCKEYE SEAFOOD GROUP INC.
                        --------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        Nevada                       0-51197            98-0400208
-------------------------------  ---------------   -------------------
(State or other jurisdiction of   (Commission       (I.R.S. Employer
 incorporation or organization)    File Number)    Identification No.)



                            Suite 400 - 601 W. Broadway
                          Vancouver, B.C., Canada V5Z 4C2
              ---------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                (604) 675-6872
                     --------------------------------------
                            (ISSUER TELEPHONE NUMBER)



                                  (NONE)
           ------------------------------------------------------
                            FORMER NAME AND ADDRESS

ITEM  4.01.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On the advice of the U.S. Securities and Exchange Commission, we have withdrawn the appointment of Esther Yap & Co., a Malaysian-based accounting firm as our principal accounting and auditing firm. On January 18, 2006, we engaged the services of Armando C. Ibarra, Certified Public Accountant, 317 E Street, Chula Vista CA 91910, a firm registered with the PCAOB, as our principal independent accountant and auditor to audit our financial statements.

No reports had yet been prepared or audited by Esther Yap & Co.

Reports on our consolidated financial statements for the fiscal year ended December 31, 2004 by Franklin Griffith & Associates did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2004 and for the subsequent interim periods, there were no disagreements with Franklin Griffith & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Franklin Griffith & Associates' satisfaction, would have caused Franklin Griffith & Associates to make reference to the subject matter in connection with its report on Registrant's consolidated financial statements for such period. During the Registrant's most recent fiscal years and through June 30, 2005, none of the reportable events described in Item 304(a)(1)(iv) of Regulation S-B occurred.

Registrant has provided Franklin Griffith & Associates with a copy of the disclosures it is making in response to this item and has requested they provide a letter concurring with such statements to the Commission.


ITEM  9.01.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

c)  Exhibits:

Exhibit No.    Description
----------     -----------
  16	       Letter of former accountants


                          Signatures
                          ----------
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


SOCKEYE SEAFOOD GROUP INC., Registrant


/s/ Sheldon Goldberg                 Date: January 20, 2006
--------------------------------
By: Sheldon Goldberg, President,
    Chief Executive Officer and
    Direector

/s/ David F. Knapfel                 Date: January 20, 2006
By: David F. Knapfel, Treasurer,
    Chief Financial Officer,
    Treasurer and Principal
    Accounting Officer, Secretary
    and Director